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                                                                    Exhibit 10.1

                             TERMINATION OF LEASE
                             --------------------


        THIS TERMINATION OF LEASE AGREEMENT made this 17th day of September, 1997 by and between ZACK B. BERGREEN and ZAHAVA BAR-NIR, of 100 Highpoint Drive, Chalfont, Pennsylvania ("Landlord") and ASTEA INTERNATIONAL, INC., 455 Business Center Drive, Horsham, Pennsylvania ("Tenant").


                                 W I T N E S S E T H

        WHEREAS, effective January 1, 1994, Landlord and Tenant entered into that certain Amended and Restated Lease Agreement (the "Lease") under the terms of which Landlord leased to Tenant Units 101, 102 and 103 located at Highpoint Condominium No. 1, New Britain Township, Bucks County, Pennsylvania (the "Premises").

        WHEREAS, Landlord and Tenant desire to terminate and cancel the Lease prior to the expiration of the Term pursuant to the terms of this Lease Termination Agreement (the "Agreement").

        NOW, THEREFORE, for and in consideration of mutual agreements herein contained, and for other good and valuable consideration by each of the parties hereto to the other in hand paid, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, Landlord and Tenant agree as follows:

        1. The Lease shall terminate as of 11:59 p.m. on September 17th, 1997 (the "Termination Date"), as if the Lease had expired in accordance with its terms, and all parties who are now or whoever have been obligated thereunder shall have no further rights or obligations thereunder except as set forth in this Agreement.

        2. In consideration of the foregoing termination, Tenant shall pay Landlord 3 equal payments of $155,595 each on October 31, 1997, November 30, 1997, and January 2, 1998. In addition, Tenant has previously paid on behalf of Landlord $115,830 in consideration of the foregoing termination.

        3. This Agreement may be executed in one or more counterparts. Each such counterpart shall be deemed to be an original but all such counterparts together shall constitute one and the same instrument.

        4. This Agreement shall extend to and bind the heirs, executors, administrators, successors and assigns of the respective parties hereto.
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        IN WITNESS WHEREOF, Landlord and Tenant have caused this Agreement to be executed as of the day and year first above written.

                                  LANDLORD:

                                  /s/ Zack B. Bergreen
                                  --------------------

                                  /s/ Zahava Bar-Nir
                                  ------------------


                                  TENANT:

                                  /s/ Robert G. Schwartz, Jr.
                                  ---------------------------
                                  Secretary,
                                  Astea International, Inc.